Exhibit 10.6

SECOND AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS SECOND AMENDMENT (this ASecond Amendment@) to the Agreement for Purchase and Sale of Assets between Ron Snider & Associates, Inc. dba Wild Animal Safari, a Georgia corporation ("Asset Seller") and Great American Family Parks, Inc., a Nevada public corporation ("Purchaser") dated as of November 8, 2004, as amended by the First Amendment dated as of February 18, 2005 (the “First Amendment”) is made as effective as of May 2, 2005 (said Agreement for Purchase and Sale of Assets, as amended by the First Amendment, being called herein the AAsset Purchase Agreement@).

RECITALS:

WHEREAS, Asset Seller and Purchaser entered into the Asset Purchase Agreement, the terms of which are incorporated herein by reference; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the Asset Purchase Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and promises herein contained, the parties, intending to be legally bound, agree as follows:

1.  Changes Respecting Escrow Provisions.  The parties acknowledge that the parties to the Real Property Purchase Agreement have amended paragraph (a) of Section 2 of the Real Property Purchase Agreement as of the date hereof to provide, inter alia, for the distribution of the Escrow Stock to the Real Property Seller if the Closing occurs at certain times. Therefore, the parties hereby amend the Asset Purchase Agreement by deleting the existing paragraph (d) of Section 18 and inserting in lieu thereof the following new paragraph (d) of Section 18:

“(d) Escrow Matters.   Prior to the execution hereof, Purchaser has deposited with Asset Seller’s counsel the sum of Fifty Thousand and 0/100 Dollars ($50,000.00) as escrow money (the “Initial Escrow Money”).  Upon the execution by the Purchaser hereof, the Asset Seller will cause the Initial Escrow Money to be deposited with the Escrow Agent named in the Escrow Agreement attached hereto as Exhibit F, as the same may be amended from time to time (the “Escrow Agreement”). Upon the execution by the Purchaser of this Agreement, Purchaser agrees to deposit with the Escrow Agent named in the Escrow Agreement an amount of the Purchaser’s common stock (the “Escrow Stock”) having a value as of the date of deposit of One Hundred Fifty Thousand and 0/100 Dollars ($150,000.00) (the Initial Escrow Money and the Escrow Stock and the proceeds thereof being sometimes called herein the "Escrow Money").  For purposes of this Agreement the Escrow Stock shall be deemed to have a value of One Dollar ($1.00) per share. The Escrow Money shall be held in escrow to be applied for Purchaser's benefit against the purchase price at Closing, or distributed to the Real Property Seller as provided in paragraph (a) of Section 2 of the Real Property Purchase Agreement, or as otherwise provided for by this Agreement and by the Escrow Agreement. The Escrow Money is non-refundable except as expressly provided herein and in the Escrow Agreement.  The Parties agree to execute the Escrow Agreement simultaneously with the execution of this Agreement.”

2.  Extension of Time for Closing.  The parties agree to extend the time for Closing until 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005. Therefore, paragraph (a) of Section 20 of the Asset Purchase Agreement is hereby amended by inserting the text set out below immediately following the existing text of said paragraph (a):

AAsset Seller and Purchaser agree that Purchaser shall have the further right to extend, and Purchaser hereby extends, the time for Closing until 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005. The parties agree that the Closing Date shall be May 31, 2005, or such earlier date as Purchaser and Asset Seller may, by written mutual agreement, designate.@

3.  Additional Actions.  Paragraph (c) of Section 20 of the Asset Purchase Agreement is hereby amended by deleting the existing paragraph (c) of Section 20 and inserting in lieu thereof the following:

“(c) Additional Actions.  At Closing, the Initial Escrow Deposit shall be applied against the Purchase Price and the Escrow Stock shall be returned to the Purchaser (subject to the Purchaser’s payment in full of the portion of the Purchase Price to be paid by the Purchaser at Closing and further subject to the provisions of paragraph (a) of the Real Property Purchase Agreement).  Each party shall perform at the Closing any further acts and shall execute and deliver any additional documents that may be reasonably necessary to carry out the provisions of this Agreement and any other agreements contemplated hereby.”

4.  Purchaser Termination.  The Asset Purchase Agreement is hereby amended by deleting the existing subpart (iii) of paragraph (b) of Section 27 and inserting in lieu thereof the following new subpart (iii) of paragraph (b) of Section 27:

A(iii) if the Closing shall not have occurred on or before 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005 by reason of the failure of any condition precedent under Section 19 (a) hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or in the Real Property Purchase Agreement).@

5.  Asset Seller Termination. The Asset Purchase Agreement is hereby amended by deleting the existing subpart (ii) of paragraph (c) of Section 27 and inserting in lieu thereof the following new subpart (ii) of paragraph (c) of Section 27:

A(ii) If the Closing shall not have occurred on or before 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005 by reason of the failure of any condition precedent under Section 19 (b) hereof (unless the failure results primarily from the Asset Seller itself breaching any representation, warranty, or covenant contained in this Agreement or in the Real Property Purchase Agreement).@

6.  Termination if Closing Not Held by May 31, 2005.  The Asset Purchase Agreement is hereby amended by deleting the existing paragraph (e) of Section 27 and inserting in lieu thereof the following new paragraph (e) of Section 27:

2

A(e) It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, unless the parties have previously agreed in writing to extend the term of this Agreement, this Agreement shall automatically terminate if the Closing does not occur before 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005.@

7. Amendment to Real Property Purchase Agreement. The effectiveness of the provisions of this Second Amendment is expressly made contingent upon the execution by the Purchaser and the Real Property Seller of that certain Second Amendment to Real Estate Purchase Agreement contemporaneously herewith.

8.  Asset Purchase Agreement To Remain in Effect.  Except as specifically set forth in this Second Amendment, the Asset Purchase Agreement (including any changes made by the First Amendment which are not changed by this Second Amendment) is hereby ratified and affirmed and shall remain in full force and effect. However, wherever the terms and conditions of this Second Amendment and the terms and conditions of the Asset Purchase Agreement (as amended by the First Amendment) conflict, the terms of this Second Amendment shall be deemed to supersede the conflicting terms of the Asset Purchase Agreement.

9.  Defined Terms.  Any proper nouns used in this Second Amendment which are not defined herein but are defined in the Asset Purchase Agreement shall have the meanings respectively ascribed to them in the Asset Purchase Agreement.

10.  Counterparts.  This Second Amendment may be executed in one or more counterparts, and each party hereto may sign a counterpart, and (whether or not all parties hereto have signed each counterpart), each counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

ASSET SELLER:

Ron Snider & Associates, Inc.

By: /s/ Ronald E. Snider

Name: Ronald E. Snider

Title:

 President

PURCHASER:

GREAT AMERICAN FAMILY PARKS, INC.

By: /s/ Larry Eastland

Title: President & CEO

3